SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

CONVERTIBLE PREFERRED STOCK-HECTOR COMM CNV/PRD

          THE GABELLI PERFORMANCE PARTNERSHIP
                                 9/10/97            7,000-            9.7009
                                 9/08/97            1,000-            8.5000






























          (1) UNLESS OTHERWISE INDICATED, ALL SALES WERE EFFECTED BY CONVERTING THE SERIES A CONVERTIBLE PREFERRED STOCK INTO COMMON STOCK AND SELLING THOSE SHARES ON THE NASDAQ
              NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.



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